LIFEWAY FOODS, INC. 8-K

Exhibit 99.1

After Reporting Record Full Year 2024 Earnings and 22nd Consecutive Quarter of Growth, Lifeway Foods Issues Statement on Edward Smolyansky’s Director Nomination Notice

Lifeway notes that Edward Smolyansky was previously terminated for cause as an officer of the company

MORTON GROVE, Ill., March 24, 2025 — Lifeway Foods, Inc. (NASDAQ: LWAY) (“Lifeway” or the “Company”), a leading U.S. supplier of Kefir and fermented probiotic products to support the microbiome, which recently reported record full-year earnings for 2024 and delivered its 22nd consecutive quarter of growth, has issued the following statement regarding Edward Smolyansky’s nomination notice with respect to seven candidates to replace the Company’s entire Board of Directors at the Company’s 2025 annual meeting of shareholders:

“Lifeway maintains a consistent dialogue with its shareholders and welcomes constructive input on creating shareholder value. Lifeway’s Audit and Corporate Governance Committee will review Mr. Smolyansky’s nominees, and the Board will make a recommendation in due course. Lifeway’s leadership and Board are proud of the incredible growth the brand has achieved, and Lifeway notes that Mr. Smolyansky was terminated for cause as an officer of the Company.

“Our primary focus is on Lifeway’s opportunities and momentum. Following our recently reported record 2024 fiscal year revenue, we believe our business will continue to grow, as consumers focus on the importance of a healthy microbiome and the gut-brain connection. We look forward to providing updates as we continue to execute on behalf of all shareholders.

“Shareholders do not need to take any action at this time.”

About Lifeway

Lifeway Foods, Inc., which has been recognized as one of Forbes’ Best Small Companies, is America’s leading supplier of the probiotic, fermented beverage known as Kefir. In addition to its line of drinkable Kefir, the Company also produces a variety of cheeses and a ProBugs line for kids. Lifeway’s tart and tangy fermented dairy products are now sold across the United States, Mexico, Ireland, South Africa, United Arab Emirates and France.

Learn how Lifeway is good for more than just you at lifewayfoods.com.

Forward-Looking Statements

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, the expected growth of Lifeway’s business. These statements use words, and variations of words, such as "will," "continue," "future," "increase," "believe," "outlook," "expect," and "predict." You are cautioned not to rely on these forward-looking statements. These forward-looking statements are made as of the date of this press release, are based on current expectations of future events and thus are inherently subject to a number of risks and uncertainties, many of which involve factors or circumstances beyond Lifeway's control. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from Lifeway's expectations and projections. These risks, uncertainties and other factors include: price competition; the decisions of customers or consumers; the actions of competitors; changes in the pricing of commodities; the effects of government regulation; possible delays in the introduction of new products; the distraction and other adverse effects of a proxy contest on the business; customer acceptance of products and services; and uncertainty regarding proposals or other actions taken by shareholders related to the unsolicited proposal made by Danone North America PBC (“Danone”) to acquire all of the shares of Lifeway’s stock that Danone does not already own. A further list and description of these risks, uncertainties and other factors can be found in Lifeway's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is available online at https://www.sec.gov or http://lifewaykefir.com/investor-relations/ or on request from Lifeway. Lifeway expressly disclaims any obligation to update any forward-looking statements (including, without limitation, to reflect changed assumptions, the occurrence of anticipated or unanticipated events or new information), except as required by law.

Important Additional Information

The Company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2025 annual meeting of shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by visiting the “Investor Relations” tab of the Company’s website at http://lifewaykefir.com/investor-relations/.

Participants in the Solicitation

The Company, each of its independent directors (Juan Carlos Dalto, Jody Levy, Dorri McWhorter, Perfecto Sanchez, Jason Scher and Pol Sikar) and certain of its executive officers (Julie Smolyansky, Chief Executive Officer, President and Secretary, and Eric Hanson, Chief Financial and Accounting Officer and Treasurer) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2025 annual meeting of shareholders. Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise and their respective compensation is set forth in the sections entitled “Information About our Nominees,” “Compensation of Directors,” “Information on Executive Compensation” and “Stock Ownership” of the Company’s Proxy Statement on Schedule 14A in connection with the 2024 annual meeting of shareholders, filed with the SEC on April 29, 2024 (available here), and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 20, 2024 (available here). Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on September 4, 2024 for Juan Carlos Dalto (available here); September 4, 2024 for Jody Levy (available here); September 4, 2024 for Dorri McWhorter (available here); September 4, 2024 for Perfecto Sanchez (available here); January 3, 2025 for Jason Scher (available here); September 4, 2024 for Pol Sikar (available here); March 11, 2025 for Julie Smolyansky (available here); and March 11, 2025 for Eric Hanson (available here).

Media contacts:

Dan Tarman:

Email: dtarman@actumllc.com

Derek Miller

Vice President of Communications, Lifeway Foods

Email: derekm@lifeway.net